UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 3, 2010 (Date of earliest event reported)

ALLIED NEVADA GOLD CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-33119	20-5597115
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

9790 Gateway Drive, Suite 200, Reno, Nevada 89521

(Address of principal executive offices)

(775) 358-4455

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01	Other Events.

On June 3, 2010, Allied Nevada Gold Corp., a Delaware corporation, issued a news release announcing the completion of its previously announced cross-border public offering of common stock. In connection with the closing, the underwriters partially exercised their over-allotment option and purchased an additional 500,000 shares of the Company’s common stock. With the partial exercise of the over-allotment, a total of 13,500,000 common shares were sold in the offering at a price of Cdn$21.00 per share for aggregate proceeds of Cdn$283,500,000.

A copy of the news release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	News release of Allied Nevada Gold Corp. entitled “Allied Nevada Gold Corp. Completes Cross-Border Public Offering”

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 3, 2010

Allied Nevada Gold Corp.

By:  /s/ Hal D. Kirby

        Hal D. Kirby

        Executive Vice President and

        Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	News release of Allied Nevada Gold Corp. entitled “Allied Nevada Gold Corp. Completes Cross-Border Public Offering”